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                                                                   EXHIBIT 99.13

                           RESTORATION HARDWARE, INC.
                   1998 EMPLOYEE STOCK PURCHASE PLAN ("ESPP")
                             ENROLLMENT/CHANGE FORM
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SECTION 1:                Action                                         Complete Sections:
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
                         [_] New Enrollment                              2, 3, 7 and sign attached
                                                                                 ---
                                                                                 Stock Purchase Agreement

ACTIONS
                         [_] Payroll Deduction Change                    2, 4, 7
                         [_] Terminate Payroll Deductions                2, 5, 7
                         [_] Leave of Absence                            2, 6, 7
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SECTION 2:               Name__________________________________________________________________
----------                          Last          First              MI               Dept.
PERSONNEL
DATA
                         Home Address__________________________________________________________
                                                        Street
                         ______________________________________________________________________
                                  City                  State                       Zip Code

                         Social Security #:  [_][_][_]-[_][_]-[_][_][_][_]
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----------               Effective with the Purchase
SECTION 3:               Interval Beginning:                     Payroll Deduction Amount: ___% of eligible
----------                                                       cash earnings*
NEW                      [_] March 1, 199
ENROLLMENT               [_] September 1, 199                    * Must be a multiple of 1% up to a
                                                                   maximum of 15% of eligible
                                                                   cash earnings
                         [_] Initial Offering Period --
                             ______________, 1998
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----------               Effective with the                         I authorize the following new level of payroll
SECTION 4:               Pay Period Beginning: ___________________  deduction:  ____% of cash earnings*
----------                                     Month, Day and Year
PAYROLL                                                             *   Must be a multiple of 1% up to a
DEDUCTION                                                               maximum of 15% of cash
CHANGE                                                                  earnings
                         NOTE:  You may reduce your rate of payroll deductions once per purchase interval
                         -----  to become effective as soon as possible following the filing of the change form.  You may also increase your rate of payroll deductions to become effective as of the start date of the next purchase interval.
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SECTION 5:                Effective with the                            Your election to terminate your payroll
----------                Pay Period Beginning: ___________________     deductions for the balance of the
TERMINATE                                       Month, Day and Year     offering period cannot be changed, and
PAYROLL                                                                 you may not rejoin the offering period
DEDUCTIONS                                                              at a later date.  You will not be able
                                                                        to resume participation in the ESPP
                                                                        until the start of the next offering
                                                                        period.

                         In connection with my voluntary termination of payroll deductions (or an approved leave of absence), I elect the following action regarding my ESPP payroll deductions to date in the current purchase interval:

                         [_] Purchase shares of Restoration Hardware, Inc. at end of the period
                                           OR
                         [_] Refund ESPP payroll deductions collected

                  NOTE:  If your employment terminates for any reason or your eligibility status changes
                  ----   (less than 20 hrs/wk or more than 5 months/yr), you will immediately cease to participate in the ESPP, and your ESPP payroll deductions collected in that purchase interval will automatically be refunded to you.
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SECTION 6:               In connection with my leave of absence, I elect the following action with respect to
----------               my ESPP payroll deductions to date:
LEAVE OF
ABSENCE                  [_] Purchase shares of Restoration Hardware, Inc. at end of the current purchase interval
                                      OR
                         [_] Refund ESPP payroll deductions collected as soon as practicable

                  NOTE:  If you take an unpaid leave of absence, your payroll deductions will immediately cease.
                  ----   Generally, if you return to active service within 90 days and have retained your eligible employee status as of the time of your return, then your payroll deductions will at that time automatically resume at the rate in effect for you when your leave began.
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SECTION 7:
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AUTHORIZATION

     [_]            My certificate will be issued in street name and delivered to the brokerage account designated by Restoration Hardware, Inc.

____________________________________________________    __________________________________________________________
                     Date                                                 Signature of Employee

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